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                                                              EXHIBIT 23.1

                        Consent of Independent Auditors
                        -------------------------------


The Board of Trustees
The Roslyn Savings Bank:

We consent to the use of our report dated March 8, 1996 (relating to the consolidated financial statements of The Roslyn Savings Bank), and our report dated September 15, 1995 (relating to the financial statements of The Roslyn Savings Bank 401(k) Savings Plan), and the references to our firm under the headings "Experts" and "Consolidated Statements of Income" in the Amendment No. 1 to the Application for Conversion on Form 86-AC, the Notice and Application for Conversion for The Roslyn Savings Bank, and related Prospectus and Prospectus Supplement of Roslyn Bancorp, Inc. Our report relating to the consolidated financial statements of The Roslyn Savings Bank includes an explanatory paragraph related to changes in accounting principles.

                                                /s/ KPMG, Peat Marwick LLP

Jericho, New York
October 1, 1996